EXHIBIT 99.01
DIAMOND FOODS ANNOUNCES FIFTY PERCENT INCREASE IN QUARTERLY DIVIDEND TO $0.045
     STOCKTON, CA (September 26, 2007) - Diamond Foods, Inc. (Nasdaq: DMND), a leading branded food company specializing in processing, marketing and distributing culinary nuts and snack products under the Diamond® and Emerald® brands, today announced that its Board of Directors approved a cash dividend of $0.045 per common share, an increase from its previous quarterly dividend rate of $0.03 per share. The dividend will be payable on October 23, 2007, to common stockholders of record as of October 12, 2007.
     “We are pleased to be able to increase our dividend rate by fifty percent,” said Michael J. Mendes, President and CEO. “We believe that the company’s ability to generate free cash flow while still investing to support our growth affords us the opportunity to provide a higher cash dividend to our shareholders.”
About Diamond
     Diamond is a leading branded food company specializing in processing, marketing and distributing culinary nuts and snack products under the Diamond® and Emerald® brands.

Contacts:

Investors:	Media:
Bob Philipps	Vicki Zeigler
VP, Treasury & Investor Relations	Public Relations Manager
(415) 445-7426	(209) 932-5639
bphilipps@diamondfoods.com	vzeigler@diamondfoods.com
Note regarding forward-looking statements: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those relating to Diamond’s business outlook and financial guidance. Our forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and are subject to many risks and uncertainties that could cause actual results to differ materially from expectations. We presently consider the following to be among the important factors that could cause our actual results to differ materially from expectations: (1) Product recalls or concerns with safety and quality of food products could harm sales or cause consumers to avoid our products. (2) Our raw materials are subject to fluctuations in availability and price, and supply shortages, delayed crop harvests, and/or price increases could hurt our profitability. (3) We face intense competition from national and regional competitors, including in the snack food industry, and if we cannot compete effectively, we may lose customers or suffer reduced sales. (4) We depend on a few significant customers for a large proportion of our sales, and the loss of any of these customers or material decrease in their purchases could result in decreased sales. (5) Our growth depends on penetrating new distribution channels and expanding distribution in existing channels. (6) Changes in the food industry, including dietary trends and consumer preferences, could reduce sales of our products. (7) Acquisitions entail significant risks, including integration of acquired operations, diversion of management attention, risks of entering new markets and potential loss of key employees of acquired organizations. (8) Our international business exposes us to special risks, including trade restrictions, regulatory developments, currency rate fluctuations, and supply disruptions. (9) We expect costs associated with product processing and transportation, such as fuel, electricity, water and natural gas, to increase, which could reduce our margins and profitability. A detailed discussion of these and other risks that affect our business is contained in our SEC filings, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly under the heading “Risk Factors.” Copies of our SEC filings are available online from the SEC or by contacting Diamond’s Investor Relations at 415-445-7430 or by clicking on Investor Relations on Diamond’s website at http://www.diamondfoods.com/. All information in this release is current as of the date of this release. Diamond undertakes no duty to update any statement in light of new information or future events.
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